UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 27, 2007

EDGETECH SERVICES INC.

(Formerly Secure Enterprise Solutions. Inc.)

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(EXACT NAME OF REGISTRANT SPECIFIED IN CHARTER)

NEVADA                     000-27397                          98-0204280

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(STATE OF              (COMMISSION FILE           (IRS EMPLOYER

INCORPORATION)                NUMBER)             IDENTIFICATION NO.)

2980 S. Rainbow Blvd. #220H
Las Vegas, NV 89146

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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

(310) 857-6666

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(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Item 1   Entry into a Material Definitive Agreement.

Item 1. Entry into a Material Definitive Agreement.

The registrant has entered into an agreement with Southbase LLC (an entity related to the CEO of the registrant Adam Radly) that provides for the immediate investment of $400,000 of cash into the registrant. The registrant will allocate the funds received to the funding of future acquisition opportunities and the development of proprietary RFID (radio frequency identification) products.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Edgetech Services, Inc.

Date: April 27, 2007	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer

Press release

CEO of Inova Technology (formerly Edgetech Services, Inc) Adam Radly agrees to invest $400,000

April 27, 2007 – Inova Technology, (formerly Edgetech Services Inc. stock symbol OTCBB: EDGH) has signed a definitive agreement to receive an immediate $400,000 cash investment from the company’s CEO, Adam Radly.

The Company will allocate the funds received to the funding of future acquisition opportunities and the development of proprietary RFID (radio frequency identification) products.

Mr Radly said “I’m very excited about the future of the company. We have been working very hard on developing some new RFID products and we have also identified some potential RFID acquisitions.”

Edgetech changed its name Inova Technology. The Company is waiting for the stock exchange to change its official records. When this process is complete the new name will appear on the OTC BB exchange.

About Edgetech

Inova Technology, Inc. (formerly Edgetech Services, Inc.) has two business units that provide IT consulting services and data storage solutions to government and corporate customers. The is establishing a new business unit that will focus on RFID opportunities. This involves developing its own proprietary RFID products as well as seeking appropriate acquisition opportunities.

Press contact:

Adam Radly, ir@inovatechnology.com, Phone 310-857-6666